    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 6, 2000
                                                  REGISTRATION NO. 333-_________

--------------------------------------------------------------------------------


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                         INLAND REAL ESTATE CORPORATION
             (Exact name of registrant as specified in its charter)


                  Maryland                               36-3953261
      (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)             Identification Number)

                              2901 BUTTERFIELD ROAD
                            OAK BROOK, ILLINOIS 60523
                                 (630) 218-8000
    (Address, including zip code, and telephone number, including area code, of principal executive offices)

                               SAMUEL A. ORTICELLI
                         INLAND REAL ESTATE CORPORATION
                              2901 BUTTERFIELD ROAD
                            OAK BROOK, ILLINOIS 60523
                                 (630) 218-8000
            (Name, address, including zip code, and telephone number,
                   including area code, of Agent for Service)

                                   -----------

                                   COPIES TO:

                                Michael J. Choate
                             Shefsky & Froelich Ltd.
                      444 North Michigan Avenue, Suite 2500
                             Chicago, Illinois 60611
                                 (312) 527-4000

                                   -----------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after effectiveness of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box X

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. _____

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _____

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
          Title of each                                      Proposed             Proposed
       Class of Securities              Amount               Maximum              Maximum               Amount of
              to be                      to be            Offering Price         Aggregate            Registration
           Registered                 Registered             per Share         Offering Price              Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value       5,000,000 shares           $10.45           $52,250,000              $13,794
-------------------------------------------------------------------------------------------------------------------

INLAND REAL ESTATE CORPORATION
DISTRIBUTION REINVESTMENT PROGRAM


5,000,000 SHARES OF COMMON STOCK




PROGRAM HIGHLIGHTS:

- You may purchase shares of Inland Real Estate Corporation at a price equal to $10.45 per share, without paying any fees or commissions.

- Your investment will continue to grow through automatic reinvestment of distributions.


      You should read this Prospectus carefully so you will know how the Program works and then retain it for future reference.


      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.


                                               Prospectus dated December 6, 2000

                         INLAND REAL ESTATE CORPORATION

         We are a Maryland corporation which has elected to be taxed as a real estate investment trust, or a "REIT," which owns and acquires primarily:

- neighborhood retail centers and community centers located within a 400-mile radius of our headquarters in Oak Brook, Illinois; and

-        single-user retail properties located throughout the United States.

We may acquire these properties individually or with joint venture partners. In addition to acquiring existing properties, we may construct or develop properties or provide services in connection with the development and construction of properties.

         Our headquarters are located at 2901 Butterfield Road in Oak Brook, Illinois 60523, and our general telephone number is (630) 218-8000.

         There is currently no public market for our shares.

         On July 1, 2000, we became a self-administered real estate investment trust by completing the acquisition of Inland Real Estate Advisory Services, Inc., our former advisor and Inland Commercial Property Management, Inc., our property manager, through a merger. As a result of the merger, we issued to Inland Real Estate Investment Corporation, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of the property manager, an aggregate of 6,181,818 shares of our common stock, or approximately 10% of our common stock taking into account such issuance.

                SUMMARY OF OUR DISTRIBUTION REINVESTMENT PROGRAM


- ADMINISTRATOR: We internally administer the Program. If you have any questions, you may direct them to us at: Inland Real Estate Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention Mr. Mark E. Zalatoris or by telephone at: (630) 218-8000.

- ENROLLMENT: If you own shares of our common stock, you can participate in the Program by submitting a completed Enrollment Form to us. No action is required if you are already participating in the Program.

- REINVESTMENT OF DISTRIBUTIONS: You may invest all of the cash distributions that we pay to you in additional shares of our common stock without paying any brokerage fees or service charges.

- MAXIMUM OWNERSHIP OF SHARES: To maintain our qualification as a REIT, no more than 50% of our outstanding shares of common stock may be owned directly or indirectly by five or fewer individuals at any time during July through December of each year. To ensure that we meet this test, our Articles of Incorporation provide that no person may own more than 9.8% of our issued and outstanding stock. Therefore, to the extent that a purchase of shares under the Program would cause you to own in excess of 9.8% of our issued and outstanding stock, you may not reinvest your distributions to purchase additional shares.

- FRACTIONAL SHARES: We pay distributions on both whole and fractional shares and you may purchase additional shares of our common stock with distributions on both whole and fractional shares.

- TRACKING YOUR INVESTMENT: Each year we will send you an individualized report of your investment. The report will include the purchase date(s), purchase price and the number of shares you own, as well as the dates and amounts of distributions paid to you or invested in additional shares of our common stock on your behalf during the prior year.

- TERMINATING YOUR PARTICIPATION IN THE PROGRAM: You may terminate your participation in the Program at any time, without penalty, by providing to us written notice of your desire to terminate your participation.

- AMENDMENT OR TERMINATION OF THE PROGRAM: Our Board of Directors may, by a majority vote, amend or terminate the Program for any reason, by providing 30 days' written notice to all participants.

                           DESCRIPTION OF THE PROGRAM


PURPOSE OF THE PROGRAM

         The Program is designed to offer to our existing shareholders a simple and convenient method of purchasing additional shares of our common stock by reinvesting cash distributions without paying any brokerage commissions, fees or service charges. We will use the amounts we receive for the additional shares purchased through the Program for general corporate purposes, including purchasing additional properties or funding operating or capital expenses associated with our existing properties.

WHY SHOULD YOU PARTICIPATE IN THE PROGRAM

         If you participate in the Program, you are able to:

- purchase additional shares of our common stock without paying any brokerage commissions, fees or service charges; and

- fully invest all distributions under the Program because the Program permits fractions of shares, as well as whole shares, to be purchased and credited to your account.

HOW TO ENROLL IN THE PROGRAM

         You can participate in the Program if you currently own shares of our common stock. No action is required if you are already participating in the Program. You may join the Program at any time by completing and signing an Enrollment Form and returning it to us at: 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Mr. Mark E. Zalatoris. Enrollment Forms may be obtained at any time by calling us at (630) 218-8000 or by writing to us at same address as specified above.

         You will remain a participant of the Program until you deliver to us written notice of your desire to terminate your participation (described more fully below under the heading "Terminating Your Participation in the Program"). If we receive your Enrollment Form specifying your desire to reinvest distributions under the Program on or prior to the record date established for a particular distribution, reinvestment of cash distributions will commence with that distribution. If we receive your Enrollment Form after the record date established for a particular distribution, then your participation in the Program will not begin until the distribution following the next record date, as applicable.

REINVESTMENT OF YOUR DISTRIBUTIONS

         If you choose to participate in the Program, we will use the cash distributions from all shares registered in your name, including all full or fractional shares you acquire under the Program, to purchase additional shares for you directly from us if permitted under state securities laws and, if not, through Inland Securities Corporation. In any event, there are no commissions or brokerage fees paid. Reinvestment of distributions on only a portion of the shares registered in your name is not permitted.

NUMBER OF SHARES TO BE ISSUED TO YOU

         The number of shares to be issued to you under the Program will depend on the amount of the distributions paid on the shares you already own and the purchase price of the shares. We will issue fractional shares (computed to four decimal places), if necessary, so that the entire amount of distributions paid on shares you already own are used to purchase additional shares. WE WILL NOT, HOWEVER, ISSUE SHARES TO YOU UNDER THE PROGRAM TO THE EXTENT THAT THE ISSUANCE OF THE SHARES WOULD CAUSE YOU TO OWN IN EXCESS OF 9.8% OF OUR ISSUED AND OUTSTANDING STOCK, UNLESS THAT LIMITATION IS WAIVED BY OUR BOARD OF DIRECTORS.

SOURCE AND PURCHASE PRICE OF THE SHARES

         There is no public trading market for our shares. As of December 6, 2000, shares may be purchased under the Program at a price equal to $10.45 per share. The selling price of the shares to be issued under the Program was determined by our board of directors in the exercise of their business judgment based on factors such our book value, the current economic environment and the demand for and price of shares of our common stock offered in our prior public offering which was terminated on December 31, 1998. The selling price may be increased or decreased at our board's discretion. The selling price may not be indicative of the price at which shares may trade if they were listed on an exchange or of the amount that a shareholder may receive if we liquidated or dissolved.

         If we list our shares on a national stock exchange or include them for quotation on a national market system, we will, at our option, either purchase shares for you under the Program on the exchange or market at the prevailing market price on the record date for distribution or issue the shares to you directly from our authorized but unissued shares. We cannot guarantee that the price we pay for the shares will be the lowest possible price.

WHEN SHARES WILL BE PURCHASED

         Shares will be purchased for you under the Program on the record date for the distribution used to purchase the shares. Distributions will be paid monthly and will be calculated on a monthly record and distribution declaration date.

COST OF PARTICIPATING IN THE PROGRAM

         You will not incur any brokerage commissions or service charges when you purchase shares under the Program. You may, however, incur certain fees and brokerage commissions if you choose to sell your shares. These fees are more fully described below under the heading "Selling Shares Acquired Under the Program."

TRACKING YOUR INVESTMENT

         Within 90 days after the end of each fiscal year, we will send you an individualized report summarizing your investment including the purchase date(s), purchase price and the number of shares you own, as well as the dates and amounts of distributions paid to you or invested in additional shares on your behalf during the prior fiscal year. This report will be your record of the timing and cost of purchases made under the Program and should be retained for income tax purposes.

CERTIFICATES FOR SHARES ACQUIRED UNDER THE PROGRAM

         Within 90 days after the end of each fiscal year, we will issue you certificates evidencing the shares you purchased under the Program for the prior fiscal year. Prior to issuing the certificate(s), ownership of the shares will be evidenced only in our internal records.

SELLING SHARES ACQUIRED UNDER THE PROGRAM

         There is currently no public trading market for our shares and there can be no assurance that one will develop in the future. Consequently, there may not be a readily available buyer for your shares. If you desire to sell your shares, you may request us to issue to you the certificate(s) for shares to be issued to you under the Program and you may arrange for their sale through a securities broker of your choice. In such case, you will be responsible for all commissions and fees owed to the securities broker. If you sell or transfer your shares to a person who does not participate in the Program prior to our shares being listed on a national securities exchange or designated for quotation on a national market system, your participation in the Program with respect to the transferred shares will automatically be canceled. The purchaser of the shares may elect to enroll in the Program by requesting an Enrollment Form and by completing, signing and returning it to us.

TERMINATING YOUR PARTICIPATION IN THE PROGRAM

         You may terminate your participation in the Program at any time by delivering written notice to us at any time prior to a distribution record date. As soon as practical following termination, we will send you a certificate for the shares in your Program account. If the termination notice is received on or after the record date for a distribution payment, the termination notice will not become effective until the distribution is paid and shares are issued and credited to your Program account.

         After termination of your participation in the Program, distributions will be paid to you in cash unless and until you rejoin the Program, which you may do at any time by completing and signing a new Enrollment Form.

TAX CONSEQUENCES OF YOUR PARTICIPATION IN THE PROGRAM

         All distributions we pay to you are treated as dividends to the extent that we have earnings and profits for federal income tax purposes. Any amounts we distribute to you in excess of our earnings and profits are treated as a reduction in the adjusted basis of your shares. Once the adjusted basis in your shares is reduced to zero, any further reductions are treated as gain from the sale of shares.

         If you participate in the Program, you will recognize taxable dividend income equal to the amount of the dividends you would have received, even though you purchased shares and did not receive any cash. These deemed dividends will be treated as actual dividends paid from us to you and will retain the character and tax effects applicable to all dividends. The shares received by you pursuant to the Program will have a holding period beginning with the day after the purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution.

         The above discussion regarding the tax consequences of participating in the Program is intended only as a general discussion of the current federal income tax consequences of participating in the Program. Since each shareholder's financial situation is different, you should consult your individual tax advisor concerning any tax questions you may have about Program participation.

AMENDMENT OR TERMINATION OF THE PROGRAM

         Our board of directors may by a majority vote (including a majority of our independent directors) amend or terminate the Program for any reason, by providing 30 days' written notice to all participants. If the Program is terminated, certificates for shares will be delivered to all participants.

MISCELLANEOUS

Where You Can Find More Information About Us

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file with the SEC at the SEC's public reference rooms located at: Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and 500 West Madison Street, Chicago, Illinois 60661. You can call the SEC at 1-800-SEC-0330 for further information regarding the public reference rooms. Our SEC filings are also available to the public on the website maintained by the SEC at "http://www.sec.gov."

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Program is terminated comprise the incorporated documents:

         (a)   Our Annual Report on Form 10-K for the year ended December 31,
               1999;

         (b) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

         (c) Our amended Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2000 and June 30, 2000;

         (d) Our Current Reports on Form 8-K dated July 14, 2000, and March 21, 2000;

         (e) The description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on April 26, 1996.

         Upon request, we will provide to you, without charge, a copy of any or all of the documents incorporated by reference in this document other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Your request for copies should be directed to:
Inland Real Estate Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Mr. Mark E. Zalatoris, telephone number: (630) 218-8000.

Effect of Share Distributions or Share Splits

         If we pay a distribution in the form of shares or splits on our outstanding shares, the additional shares will be credited to your Program account both for shares held by us for you under the Program and shares registered in your name. If we declare a reverse share split, the number of shares held by us for you under the Program and shares registered in your name will be reduced accordingly.

Voting Rights of Shares Acquired Under the Program

         Shares in your Program account will be voted as you direct. As a shareholder, you receive a proxy card in connection with any annual or special meeting of shareholders. This proxy will apply to all shares registered in your name, including all shares credited to your Program account.

         If no instructions are indicated on a properly signed and returned proxy card, when voting on discretionary items, all your shares -- those registered in your name, if any, and those credited to your account under the Program -- will be voted in accordance with the recommendations of our board of directors. If the proxy card is not returned or is returned unsigned, your shares may be voted only if you or a duly appointed representative votes in person at the meeting.

Our Liability Under the Program

         We will not be liable for any act done in good faith, or for any good faith omission to act including without limitation, for any claims of liability:

         - for our failure to terminate your Program account upon your death prior to receipt of written notice of such death; or

         - relating to the time and prices at which shares are purchased or sold for your Program account.

         YOU SHOULD RECOGNIZE THAT WE CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED FOR YOU UNDER THE PROGRAM.

Governing Law

         Maryland state law governs the terms and conditions of the Program, this document, the Enrollment Form and the account statements.

                                 USE OF PROCEEDS

         We intend to use the net proceeds from the sale of shares under the Program for general corporate purposes, including purchasing additional properties or funding operating or capital expenses associated with our existing properties. We have no basis for estimating the number of shares that will be sold.

                                     EXPERTS

         The financial statements of Inland Real Estate Corporation as of December 31, 1999 and 1998 and for the three-year period ended December 31, 1999, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the shares offered by this Prospectus will be passed upon for us by Shapiro Sher & Guinot, Baltimore, Maryland.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         We are permitted to indemnify and pay or reimburse reasonable expenses of our directors, the advisor or any affiliates for certain liabilities including any losses or liabilities arising from or out of an alleged violation of federal or state securities laws. We may indemnify our directors, the advisor or any affiliates for liabilities or expenses arising from or out of an alleged violation of the federal or state securities laws by such party provided that one or more of the following conditions are met:

- there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

- the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

- a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the SEC and of published opinions of the Tennessee Securities Division and any other state securities regulatory authority in which our securities are offered and sold as to the indemnification for securities law violations.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, the advisor or affiliates pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

================================================================================

                                -----------------

                                TABLE OF CONTENTS


SUMMARY OF OUR DISTRIBUTION REINVESTMENT
PROGRAM....................................................................3

DESCRIPTION OF THE PROGRAM.................................................4
PURPOSE OF THE PROGRAM.....................................................4
WHY SHOULD YOU PARTICIPATE IN THE
PROGRAM....................................................................4
HOW TO ENROLL IN THE PROGRAM...............................................4
REINVESTMENT OF YOUR DISTRIBUTIONS.........................................4
NUMBER OF SHARES TO BE ISSUED TO YOU.......................................5
SOURCE AND PURCHASE PRICE OF THE
SHARES.....................................................................5
WHEN SHARES WILL BE PURCHASED..............................................5
COST OF PARTICIPATING IN THE PROGRAM.......................................5
TRACKING YOUR INVESTMENT...................................................6
CERTIFICATES FOR SHARES....................................................6
SELLING SHARES ACQUIRED UNDER
THE PROGRAM ...............................................................6
TERMINATING YOUR PARTICIPATION IN
THE PROGRAM ...............................................................6
TAX CONSEQUENCES OF YOUR PARTICIPATION
IN THE PROGRAM.............................................................7
AMENDMENT OR TERMINATION OF THE
PROGRAM....................................................................7
MISCELLANEOUS..............................................................7
VOTING RIGHTS OF SHARES ACQUIRED UNDER
THE PROGRAM ...............................................................8
OUR LIABILITY UNDER THE PROGRAM ...........................................9
USE OF PROCEEDS............................................................9
EXPERTS....................................................................9
LEGAL MATTERS..............................................................9
INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES...........................................................10

                                -----------------


================================================================================


================================================================================



                               INLAND REAL ESTATE
                                   CORPORATION

                            DISTRIBUTION REINVESTMENT
                                     PROGRAM

                                5,000,000 SHARES
                                 OF COMMON STOCK

                                 ---------------

                                   PROSPECTUS

                                 ---------------

                                December 6, 2000



================================================================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated fees and expenses payable by us in connection with the issuance and distribution of the Shares registered hereby:

Securities and Exchange Commission Registration Fee...............   $13,794.00
NASD Fee..........................................................     5,725.00
Printing and Mailing Expenses.....................................     3,750.00*
Legal Fees and Expenses...........................................     7,500.00*
Accounting Fees and Expenses......................................     5,000.00*
Blue Sky Fees and Expenses........................................       350.00*
Miscellaneous.....................................................     1,500.00
         Total....................................................    37,619.00*
*Estimated

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Third Articles of Amendment and Restatement and Bylaws authorize us, to indemnify and pay to or reimburse reasonable expenses of our directors or affiliates (each an "Indemnified Party") to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with section 2 -- 418 of the Maryland General Corporation Law, provided that: (i) the director or affiliate has determined, in good faith, as to the course of conduct which caused the loss or liability was in our best interest; (ii) the Indemnified Party was acting on our behalf or performing services on our part; (iii) the liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an independent director, the liability or loss must not have been the result of gross negligence or willful misconduct; and (iv) the indemnification or agreement to be held harmless is recoverable only out of our assets and not from our shareholders.

         We will not indemnify our Directors or Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of the federal or state securities laws by such party unless one or more the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the SEC and the published opinions of any state securities regulatory authority in which our securities were offered and sold as to the indemnification for securities law violations.

         We may advance funds to persons entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on our behalf;
(ii) the legal action is initiated by a third party who is not a shareholder or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves our making of the advancement; and (iii) the Indemnified Party receiving any advances undertakes to repay the advanced funds to us, together with the applicable legal rate of interest, in cases in which the Indemnified Party is found not to be entitled to indemnification.

         We may purchase and maintain insurance on behalf of any Indemnified Party against any liability asserted which was incurred in any such capacity with us or arising out of such status. We shall not pay for the losses of any liability insurance which insures any person against liability for which he, she, or it could not be indemnified under our Articles of Incorporation.

         Neither the amendment nor the adoption of any other provision of our Articles or Bylaws shall apply to or affect in any respect the applicability of indemnification with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

         To the extent that the indemnification shall apply to liabilities arising under the federal securities law, we have been advised that, in the opinion of the SEC, such indemnification in this case is contrary to public policy and, therefore, unenforceable.

ITEM 16.      EXHIBITS

      (a)     The following documents are filed as part of this Registration
              Statement:

      EXHIBIT
        NO.      DESCRIPTION
        ---      -----------

        5.1 Opinion of Shapiro Sher & Guinot regarding the legality of the securities being registered

       23.1      Consent of Shapiro Sher & Guinot (included as part of
                 Exhibit 5.1)

       23.2      Consent of KPMG LLP

       24.1      Power of Attorney (included after signatures)

       99.1      Form of Enrollment Form

      (b)     The following exhibits are incorporated by reference:


      EXHIBIT
        NO.      DESCRIPTION
        ---      -----------

        3.1 Inland Real Estate Corporation Third Articles of Amendment and Restatement1

        3.2 Inland Monthly Income Fund III, Inc. Second Articles of Amendment and Restatement.2

        3.3   Amended and Restated Bylaws of Inland Real Estate Corporation.3

        3.4   Inland Monthly Income Fund III, Inc. Articles of Amendment.3

        3.5 Inland Real Estate Corporation Articles of Amendment of Second Articles of Amendment and Restatement.4

        3.6 Inland Real Estate Corporation Articles of Amendment of Second Articles of Amendment and Restatement.5

        3.7 Amendment to the Amended and Restated Bylaws of Inland Real Estate Corporation.5

          4 Amended and Restated Inland Real Estate Corporation Distribution Reinvestment Program6


    1.    Included in the Registrant's Current report on Form 8-K (file number
               000-28382) as filed by Registrant on July 14, 2000.

    2.    Included in the Registrant's Registration Statement on Form S-11 (file number 333-6459) as filed by the Registrant on June 20, 1996.

    3.    Included in Pre-Effective Amendment No. 1 to the Registrant's
               Registration Statement on Form S-11 (file number 333-6459) as filed by the Registrant on July 18, 1996.

    4.    Included in the Registrant's Registration Statement of Form S-11 (file number 333-45233) as filed by the Registrant on January 29, 1998.

    5.    Included in Pre-Effective Amendment No. 1 to Registrant's Registration
               Statement on Form S-11 (file 333-45233) as filed by the Registrant on April 6, 1998.

    6.    Included in the Registrant's Registration Statement on Form S-3 (file number 333-70699) as filed by the Registrant on January 15, 1999.

ITEM 17.      UNDERTAKINGS

      (a)     The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Oak Brook, Illinois, on this 6th day of December, 2000.

                                        INLAND REAL ESTATE CORPORATION

                                        By:  /s/ Norbert Treonis
                                             ----------------------------------
                                             Norbert Treonis
                                             President, Chief Executive Officer
                                             and Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Norbert Treonis and Samuel A. Orticelli and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cease to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated below.


                 Signature                                       Title                             Date
                 ---------                                       -----                             ----
/s/ Norbert Treonis                               President, Chief Executive Officer          December 6, 2000
-------------------------------------------
Norbert Treonis                                   and Director

/s/ Robert D. Parks                               Chairman of the Board of                    December 6, 2000
-------------------------------------------
Robert D. Parks                                   Directors

/s/ G. Joseph Cosenza                             Director                                    December 6, 2000
-------------------------------------------
G. Joseph Cosenza

/s/ Joel G. Herter                                Director                                    December 6, 2000
-------------------------------------------
Joel G. Herter

/s/ Heidi N. Lawton                               Director                                    December 6, 2000
-------------------------------------------
Heidi N. Lawton

/s/ Roland W. Burris                              Director                                    December 6, 2000
-------------------------------------------
Roland W. Burris

/s/ Joel D. Simmons                               Director                                    December 6, 2000
-------------------------------------------
Joel D. Simmons

/s/ Samuel A. Orticelli                           Secretary and General Counsel               December 6, 2000
-------------------------------------------
Samuel A. Orticelli